                                                                   Exhibit 10.15

                                   SUBLEASE
                                   --------


     THIS SUBLEASE (this "Sublease") is dated for reference purposes as of August 25, 1999, and is made by and between Proxim, Inc., a Delaware corporation ("Sublessor"), and Synplicity, Inc., a California corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

     1.  Recitals:  This Sublease is made with reference to the fact that
         --------
CarrAmerica Realty Corporation, as landlord ("Master Lessor"), and Applied Materials, Inc., as tenant ("Lessor"), entered into that certain Lease, dated as of September 9, 1997 (the "Master Lease"), with respect to seven buildings and other improvements commonly known as the Oakmead West Building Project located in Sunnyvale, California (the "Project"). A copy of the Master Lease is attached hereto as Exhibit A. Lessor, as sublandlord and Sublessor, as
                   ---------
subtenant, entered into that certain Sublease dated as of March 30, 1999 (the "Lease"), with respect to two of the buildings located in the Project located at 510 DeGuigne Drive and 935 Stewart Drive (the "Premises"). A copy of the Lease is attached hereto as Exhibit B.
                      ---------

     2.  Premises:  Sublessor hereby subleases to Sublessee, and Sublessee
         --------
hereby subleases from Sublessor, a portion of the Premises consisting of a portion of the building located at 935 Stewart Drive (the "Building") as shown on Exhibit C attached hereto, which the parties stipulate contains 34,202
   ---------
rentable square feet (the "Subleased Premises"), on the terms set forth herein. In connection with its use of the Subleased Premises, Sublessee shall also have the non-exclusive right to use, together with the other occupants of the Building, the lobby, hallways, restrooms, stairways, elevators and other common areas from time to time designated by Sublessor for the common use of the occupants of the Building (the "Common Areas"). Such use shall be subject to such reasonable rules and regulations as Sublessor may establish from time to time.

     3.  Term:
         ----

          A.  Term.  The term (the "Term") of this Sublease shall be for the
              ----
period commencing on October 1, 1999 (the "Commencement Date") and ending on September 30, 2002 (the "Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Lease is sooner terminated pursuant to its terms. The Commencement Date shall be delayed by one (1) day for each day the consent of Master Lessor and Lessor to the Sublessee Improvements (substantially as described in the plans submitted by CAS Architects to Lessor) is delayed after August 30, 1999; provided, however, that in the event Master Lessor or Lessor reasonably request additional information to evaluate the Sublessee Improvements, Sublessee shall supply such requested information within a reasonable period, and there shall be no further delay in the Commencement Date as a result of Sublessee's delay beyond such reasonable period.

          B.  Early Possession.  Sublessor shall permit Sublessee to enter the
              ----------------
Subleased Premises upon execution of this Sublease and receipt of consent hereto by Lessor and Master Lessor solely for the purposes of constructing the Sublessee Improvements (as defined in Section 11 below) in the Subleased Premises and installing therein its fixtures, furniture and cabling. Such early entry (i) shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent, Operating Costs Share Rent and Tax Share Rent (as defined below); and (ii) shall not advance the Expiration Date of this Sublease. Sublessee shall not commence any improvements or alterations in the Subleased Premises until it has received all required governmental permits and the prior written consent of Master Lessor, Lessor and Sublessor (which consent of Sublessor shall not be unreasonably withheld or delayed). Any such alterations shall be performed in compliance with all laws and with the provisions of Section 11 hereof.

          C.  Sublessor Direct Lease with Master Lessor.  The parties hereby
              -----------------------------------------
acknowledge that Sublessor has entered into or plans to enter into a direct lease with Master Lessor for the Premises to commence upon the termination of the Lease (the "Direct Lease"). Notwithstanding anything to the contrary herein, in the event that (i) the Lease terminates during the Term of this Sublease, (ii) Sublessee is not then in default hereunder (beyond any applicable notice and cure periods) and (iii) the Direct Lease has been executed and commences upon such termination, this Sublease shall not terminate, but shall continue on as a sublease under the Direct Lease; provided, however, that the terms of this Sublease (other than Base Rent and the Security Deposit) shall be adjusted based on the differences between the Lease and the Direct Lease to provide a pass-through to Sublessee of the provisions of the Direct Lease to the same extent the provisions of the Lease are passed-through to Sublessee hereunder; provided, however, that the provisions of Sections 32-36 of the Lease, as incorporated herein, shall continue to be binding upon the parties hereto. In the event the Direct Lease commences during the term of this Sublease (other than upon expiration of the Lease during the Extension Term), Sublessor shall gave Sublessee prompt written notice thereof. Sublessor shall at any time, promptly upon request by Sublessee, provide Sublessee with a copy of the executed Direct Lease. Notwithstanding anything to the contrary herein, Sublessor shall have no liability to Sublessee in the event Sublessor fails to execute the Direct Lease or, subject to Section 24 hereof, the Direct Lease fails to commence for any reason. In addition, and notwithstanding anything to the contrary herein, if (a) the Direct Lease comes into effect during the term of this Sublease as provided in this paragraph, and (b) any provision of the Direct Lease that would be binding on Sublessee differs from the provision as set forth in the draft of the Direct Lease attached as Exhibit D hereto in a
                                                       ---------
manner that would materially adversely affect Sublessee's rights hereunder and
(c) Sublessor does not agree within ten (10) days of Sublessee's request thereof to amend this Sublease such that such provision will not have such material adverse effect, then Sublessee shall have the right to terminate this Sublease by giving Sublessor written notice thereof within thirty (30) days after the later of the commencement of the Direct Lease and Sublessor's delivery of a copy of the executed Direct Lease to Sublessee, which notice shall be effective one hundred twenty (120) days following delivery of such notice.

     4.  Rent:
         ----

          A.  Base Rent.  Sublessee shall pay to Sublessor as base rent for the
              ---------
Subleased Premises for each month during the Term the following amounts ("Base Rent"): (i) during the first twelve (12) months of the Term, Eighty-Three Thousand Seven Hundred Ninety-Four Dollars and 90/100 ($83,794.90) per month;
(ii) during the thirteenth (13th) through the twenty-fourth (24th) months of the Term, Eighty-Five Thousand Five Hundred Five Dollars ($85,505.00) per month; and
(iii) during the twenty-fifth (25th) through the thirty-sixth (36th) months of the Term, Eighty-Seven Thousand Two Hundred Fifteen Dollars and 10/100 ($87,215.10) per month. Base Rent and Additional Rent, as defined in Section 4C below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 510 DeGuigne Drive, Sunnyvale, California 94086; Attention:
Chief Financial Officer, or such other address as may be designated in writing by Sublessor by mail or by personal delivery.

          B.  Building Operating Expenses.  In addition to Base Rent, Sublessee
              ---------------------------
shall pay to Sublessor 53.62% (Sublessee's pro rata share) of all costs, expenses and disbursements of any kind paid or incurred by Sublessor in connection with the operation, management, maintenance, insurance, repair and other related activities in connection with the Common Areas, the exterior of the Building, the building systems, and the Building generally (excluding any costs or expenses related exclusively to other leasable premises in the Building) (the "Building Operating Expenses"). Sublessor shall have the right to include in the Building Operating Expenses the Property Tax Bills (as defined in the Lease) related to the Building.

Notwithstanding the foregoing, in no event shall any costs paid by Sublessee as Operating Costs Share Rent or Tax Share Rent be included in Building Operating Expenses. Sublessee shall pay Sublessor such amounts within thirty (30) days of delivery of an invoice therefor by Sublessor.

          C.  Additional Rent.  In addition to Base Rent and the Building
              ---------------
Operating Expenses, Sublessee shall pay to Sublessor its pro rata share of all other amounts payable by Sublessor under the Lease, including, without limitation, Operating Costs Share Rent and Tax Share Rent, as defined in Section 2A of the Lease. All monies other than Base Rent required to be paid by Sublessee under this Sublease, including the Building Operating Expenses, Operating Costs Share Rent and Tax Share Rent shall be deemed additional rent ("Additional Rent"). Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent".

          D.  Payment of First Month's Rent.  Upon execution hereof by
              -----------------------------
Sublessee, Sublessee shall pay to Sublessor the sum of Ninety-Five Thousand Seven Hundred Sixty-Five Dollars and 60/100 ($95,765.60), which shall constitute Base Rent and payment of the estimate of Operating Costs Share Rent and Tax Share Rent for the first month of the Term.

     5.  Security Deposit: Sublessor and Sublessee acknowledge that Sublessee
         ----------------
has paid to Sublessor a deposit in the amount of Eighty-Three Thousand Seven Hundred Ninety-Four and 90/100 Dollars ($83,794.90) (the "Lock-Up Deposit") which would have been non-refundable to Sublessor if Sublessor and Sublessee had failed to execute this Sublease. Upon execution hereof, Sublessee shall deposit an additional amount of One Hundred Seven Thousand Seven Hundred Thirty-Six and 30/100 Dollars ($107,736.30), in cash, so that Sublessor shall hold a total amount of One Hundred Ninety-One Thousand Five Hundred Thirty-One Dollars and 20/100 ($191,531.20) (the "Security Deposit"), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within three (3) days after delivery of demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, if Sublessee is not in default beyond applicable cure periods, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee's defaults.

     6.  Repairs:  Sublessor shall deliver the Subleased Premises to Sublessee
         -------
with the roof water-tight and the mechanical (including, without limitation, the heating, ventilating and air conditioning system), electrical and plumbing systems and roll-up doors in good condition and proper working order. If, during the first ninety (90) days of the Term, the Subleased Premises is not in the condition required by the preceding sentence, Sublessee shall so notify Sublessor, and the repair shall be made at no cost to Sublessee. The parties acknowledge and agree that, except as set forth in the preceding sentence, Sublessee is subleasing the Subleased Premises on an "as is" basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990), excluding, however, any violation of the foregoing that occurred prior to and which continues to exist on the date that Sublessee enters the Subleased Premises for the purpose of constructing the Sublessee Improvements (for which Sublessee shall not be responsible). Sublessor shall not be responsible for performance of any repairs required to be performed by

Master Lessor or Lessor under the terms of the Master Lease or the Lease, but Sublessor shall be obligated to comply with its obligations with respect to contacting Lessor as set forth in Section 18.A. below. Sublessor shall cooperate with Sublessee to provide Sublessee with the benefit of any warranties or service contracts that Sublessor holds applicable to systems that Sublessee is responsible for maintaining. Sublessor shall have the right, at Sublessee's cost, and upon ten (10) days' prior notice to Sublessor, to perform any reasonable or necessary repairs or maintenance required of Sublessee under this Sublessee.

     7.  Indemnity:
         ---------

          A.  Sublessee's Indemnity.  Except to the extent caused by the
              ---------------------
negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' and experts' fees), to the extent due to: (a) the use, occupancy or condition of the Subleased Premises by Sublessee; (b) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (c) a breach of Sublessee's obligations under this Sublease or the provisions of the Lease or the Master Lease to the extent incorporated into the Sublease. Sublessee's indemnification of Sublessor shall survive termination of this Sublease.

          B.  Sublessor's Indemnity. Except to the extent caused by the
              ---------------------
negligence or willful misconduct of Sublessee, its agents, employees, contractors or invitees, Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee, protect and hold Sublessee harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' and experts' fees), to the extent due to: (i) a breach of Sublessor's obligations under this Sublease; or (ii) a breach of Sublessor's obligations under the Lease and the Master Lease to the extent those obligations are not the obligations of Sublessee under this Sublease and were not due to a breach by another subtenant; or (iii) the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees. Sublessor's indemnification of Sublessee shall survive termination of this Sublease.

     8.  Assignment and Subletting.  Sublessee may not assign this Sublease,
         -------------------------
sublet the Subleased Premises, transfer any interest of Sublessee therein or permit the use of the Subleased Premises by another party without the prior written consent of Sublessor (which consent of Sublessor shall not be unreasonably withheld or delayed), Lessor and Master Lessor and in accordance with the provisions of Section 18 of the Lease, as incorporated herein. Notwithstanding the foregoing, if no default on the part of Sublessee has occurred and is continuing beyond applicable notice and cure periods, Sublessee may assign this Sublease or sublet any portion of the Sublease Premises to any Corporate Affiliate (as defined in Section 18F of the Lease), without first obtaining Sublessor's prior written consent, if Sublessee notifies Sublessor at least ten (10) business days prior to the proposed transaction. Any right of recapture provided to "Sublandlord" under the Lease notwithstanding, if, as a result of any proposed subleasing by Sublessee, Sublessor exercises any recapture right thereunder, Sublessee shall have the right, within five (5) days after receipt of Sublessor's notice of exercise, to rescind its request for consent to the subleasing, in which case this Sublease shall continue in full force and effect.

     9.  Use:  Sublessee may use the Subleased Premises only for office use and
         ---
software research and development, shipping and customer service and support, in accordance with the municipal zoning requirements for the City of Sunnyvale and the terms of the Lease. Sublessee shall not use, store, transport or dispose of any Hazardous Substance in or about the Subleased Premises other than normal quantities of standard office products. Sublessee shall not violate any of the terms, provisions, conditions or requirements set forth in the Master Lease and the Lease.

     10.  Delivery and Acceptance:  If Sublessor fails to deliver possession of
          -----------------------
the Subleased Premises to Sublessee on or before the date set forth in Section 3A hereof for any reason, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, subject to the provisions of Section 6 above. Notwithstanding anything to the contrary contained in this Sublease, if Sublessor has not delivered the Subleased Premises to Sublessee in the required condition by November 1, 1999, Sublessee shall have the right to terminate this Sublease and Sublessor shall return promptly to Sublessee its payment of the first month's Rent paid by Sublessee pursuant to Section 4 hereof, together with the Security Deposit (including the Lock-Up Deposit).

     11.  Improvements:  No alteration or improvements shall be made to the
          ------------
Subleased Premises without in each instance submitting plans and specifications therefor to Master Lessor, Lessor and Sublessor and obtaining the prior written consent of Master Lessor, Lessor and Sublessor (which consent of Sublessor shall not be unreasonably withheld or delayed) and in strict accordance with Section 5 of the Lease, as incorporated herein. All alterations and improvements shall be performed by a contractor licensed in the State of California, which contractor shall be subject to the prior written approval of Sublessor (which consent of Sublessor shall not be unreasonably withheld or delayed). Subject to the prior written approval of Lessor and Master Lessor and subject to Sublessor's review and approval (which consent of Sublessor shall not be unreasonably withheld or delayed) of detailed plans and specifications therefor, Sublessor hereby consents to Sublessee's construction of the improvements (collectively, "Sublessee Improvements") set forth on the plans attached hereto as Schedule 1
                                                                    ----------
and incorporated by reference herein.

     12.  Release and Waiver of Subrogation:  The release and waiver of
          ---------------------------------
subrogation in Section 9A of the Lease, as incorporated herein, shall be binding on the parties hereto. Each party shall give notice to their respective insurance carriers that such a waiver of subrogation is contained in this Sublease.

     13.  Insurance:  Sublessee shall obtain and keep in full force and effect,
          ---------
at Sublessee's sole cost and expense, during the Term the insurance required under Section 9C of the Lease. Sublessee shall name Master Lessor, Lessor and Sublessor and their respective building managers, agents, mortgagees and ground lessors, if any, as additional insureds on Sublessee's liability policy.

     14.  Default:  Sublessee shall be in material default of its obligations
          -------
under this Sublease if any of the following events occur:

          A. Sublessee fails to pay any Rent when due, when such failure continues for three (3) days after written notice from Sublessor to Sublessee that any such sum is due; or

          B. Sublessee fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within twenty-three (23) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than twenty-three (23) days reasonably are required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the twenty-three (23) day period and thereafter completes the cure within ninety (90) days after the date of the notice; or

          C. Sublessee commits any other act or omission which constitutes a default under the Master Lease (to the extent not inconsistent with, and thereby superseded by, the Lease) or the Lease, which has not been cured within the applicable grace period provided in the Master Lease or the Lease as modified, if at all, by the provisions of this Sublease.

     15.  Remedies:  In the event of any default by Sublessee, Sublessor shall
          --------
have all remedies provided pursuant to Section 14 of the Lease and by applicable law.

     16.  Broker:  Sublessor and Sublessee each represent to the other that they
          ------
have dealt with no real estate brokers, finders, agents or salesmen other than Donald H. Reimann and Michael Rosendin of Colliers International, representing Sublessor, and Christine Sahadi and Donnette Clarens of Cornish & Carey Commercial, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

     17.  Notices:  Unless at least five (5) days' prior written notice is given
          -------
in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor and Lessor shall be effective only when delivered in accordance with the Master Lease or the Lease, respectively.

     18.  Other Sublease Terms:
          --------------------

          A.  Incorporation By Reference.  Except as set forth below, the terms
              --------------------------
and conditions of this Sublease shall include all of the terms of the Lease, which terms are incorporated into this Sublease as if fully set forth herein, except as modified in this section and except that: (i) each reference to the "Premises" and the "Building" shall be deemed a reference to the "Subleased Premises" and the "Building" hereunder, respectively; (ii) each reference to "Landlord", "Sublandlord" and "Subtenant" shall be deemed a reference to "Master Lessor", "Sublessor" and "Sublessee", respectively, except as otherwise expressly set forth herein; (iii) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease or Lessor under the Lease, the sole obligation of Sublessor shall be to request the same in writing from Lessor as and when requested to do so by Sublessee, and to use Sublessor's commercially reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to cause Lessor to perform or obtain Master Lessor's performance; (iv) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, except as otherwise provided herein, Sublessee shall have (A) three (3) fewer days to perform obligations for which the Lease provides a period of less than fifteen
(15) days and (B) seven (7) fewer days to perform obligations for which the Lease provides a period of fifteen (15) days or more, including, without limitation, curing any defaults; provided, however, that if the time to perform is three (3) days or fewer, such period shall not be reduced by more than two
(2) days; (v) with respect to any approval required to be obtained from the "Landlord" or "Sublandlord" under the Lease, such consent must be obtained from Master Lessor, Lessor and Sublessor, provided that Sublessor's consent shall not be unreasonably withheld or delayed, but the approval of Sublessor may be withheld if Master Lessor's or Lessor's consent is not obtained; (vi) in any case where the "Landlord" or "Sublandlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of Master Lessor, Lessor and Sublessor; (vii) in any case in the Lease where "Subtenant" is to indemnify, release or waive claims against "Landlord" or "Sublandlord", such indemnity, release or waiver shall be deemed to run from Sublessee to Master Lessor, Lessor and Sublessor; (viii) in any case in the Lease where "Subtenant" is to execute and deliver certain documents or notices to "Landlord" or "Sublandlord", such obligation shall be deemed to run from Sublessee to Master Lessor, Lessor and Sublessor; (ix) in any case where "Subtenant" is to make any payments to "Landlord" or "Sublandlord", such payments shall be made to Sublessor; (x) references to the Sublease, the Commencement Date and Base Rent shall mean the Sublease, the Commencement Date and Base Rent, respectively, as defined herein; and (xi) in any case where "Sublandlord" under the Lease is to release or waive any claims against "Subtenant", such release or waiver shall be deemed to run to Sublessor from Sublessee.

     Notwithstanding the provision of subpart (ii) above, with respect to the Lease (as defined in this Sublease), (a) references in the following provisions to "Landlord" shall mean Master Lessor and Lessor: Sections 5A, 9C, 9D, 12, 18A-C and 29C; (b) references in the following provisions to "Landlord" shall mean Master Lessor or Lessor: Sections 2C(3), 4, 5B, 5C, 6A, 7, 17A, 19, 27O and 30; (c) the references in the following provisions to "Sublandlord" shall mean Lessor: Sections 2A(2), 8A (the second and third sentences only) and 27N;
(d) the references in the following provisions to "Landlord" shall mean
Sublessor: Sections 5A (the second paragraph only), 5D, 5E and 8B (the fifth sentence only); (e) references in Sections 32-35 to "Master Lease" shall mean the Lease; and (f) references in Section 35 to "Landlord" shall mean "Lessor". In addition, and notwithstanding any of the foregoing, (1) the following provisions of the Lease shall not be incorporated herein: the introductory paragraphs (except the definitions of Project and Land), the Schedule (except
Section 3 relative to Building B, the last sentence in Section 4 and Section
12), Sections 1, 2A(1), 2C(3) (the fourth sentence only), 3, 5A (the first, second and eighth sentences of the first paragraph and the last two lines of the second paragraph after "Section 5E" only), 5D (the second sentence only), 5E (the last sentence only), 6A (the first sentence only), 6B (the second and fifth sentence only), 6D (the second, third and fourth sentences only), 10A (the fourth sentence only), 17A (the second sentence only), 18F, 22, 24, 26, 29A (the first two sentences only), 31, 37 and 38 and Exhibits C-G and I and J; (2) references to "Subtenant's Proportionate Share" shall mean 8.03%; (3) Sublessor shall not be required to deliver any bills or invoices until not more than two
(2) days after the same are actually received by Sublessor; (4) the reference in
Section 6C to 555 shall be changed to 130 and Sublessor shall to the extent permitted under the Lease provide Sublessee with five (5) designated visitor parking spaces in front of the Building; (5) the reference in the third sentence of Section 10A to "Building" shall be deemed a reference to the Subleased Premises; (6) the reference in Section 12H to "as to Landlord only" shall be deleted; (7) the references to the "Tenant Improvements" shall be deleted; (8); the references in Sections 4 and 5 to the Commencement Date shall mean the date the Subleased Premises are delivered to Sublessee hereunder; (9) the reference in Section 18D to 50% shall be changed to 100%; (10) the reference in Section 18E(1) to "consisting of one floor or more in a Building" shall be deleted and the reference to "Subtenant Affiliate" shall mean a Corporate Affiliate, as defined herein; (11) Sublessee shall have the right to abate rent under or terminate the Sublease only to the extent that the corresponding rental amounts are abated under or termination right exist under the Lease, and any right to terminate provided under the Lease to "Subtenant" shall be exercised by Sublessor with respect to the Subleased Premises only with the prior written consent of Sublessee, which shall not be unreasonably withheld or delayed; (12) Sublessor's obligation under the first sentence of Section 32 shall be to use commercially reasonable efforts to cause Lessor to cause Master Lessor to perform its obligations; (13) the references in Section 33 to the Master Lease shall refer to the Lease, as attached hereto as Exhibit B; (14) references in Exhibit B to "Tenant" shall mean Sublessee; (15) references to "the Commencement Date as to Building A or Building B" and the "applicable Commencement Date" shall mean the Commencement Date hereunder; and (16) subparts (ii), (iii) and
(iv) of the first sentence of the second full paragraph of Section 29.C of the Lease shall be excluded from this Sublease.

          B.  Sublessee's Obligations.  This Sublease is and at all times shall
              -----------------------
be subject and subordinate to the Master Lease and the Lease and the rights of Master Lessor and Lessor thereunder. Sublessee hereby expressly agrees: (i) to comply with all provisions of the Lease and the Master Lease (to the extent not inconsistent with, and thereby superseded by, the Lease) which are incorporated hereunder;

and (ii) to perform all the obligations on the part of the "Subtenant" applicable to the Subleased Premises be performed under the terms of the Lease during the term of this Sublease which are incorporated hereunder. In the event of a conflict between the provisions of this Sublease, on the one hand, and the Lease and the Master Lease on the other hand, as between Sublessor and Sublessee, the provisions of this Sublease shall control.

     19.  Signage.  Subject to the prior written consent of Master Lessor and
          -------
Lessor and (as to the details of the signage) Sublessor (which consent of Sublessor shall not be unreasonably withheld or delayed), Sublessor hereby agrees that Sublessee shall have the right to place its standard name and logo sign on one-half of a Master Lessor or Lessor-installed monument sign in front of the Subleased Premises. Sublessee shall not place any signs on the building facade, other than, with the prior written consent of Master Lessor, Lessor and (as to the details of the signage) Sublessor (which consent of Sublessor shall not be unreasonably withheld or delayed).

     20.  Financial Reporting.  Within thirty (30) days of the end of each of
          --------------------
Sublessee's fiscal quarters and the end of each of Sublessee's fiscal years, Sublessee shall deliver to Sublessor a copy of Sublessee's financial statements for the immediately preceding quarter or year, as applicable. Such financial statements shall be prepared in accordance with generally accepted accounting principles ("GAAP") and shall be certified to be true and correct by Sublessee. In addition, upon the earlier of one hundred twenty (120) days after the end of Sublessee's fiscal year and the completion of the audit of Sublessor's annual financial statements, Sublessee shall deliver to Sublessor financial statements for the immediately preceding year, which financial statements shall be audited by a certified public accountant.

     21.  Conditions Precedent:  This Sublease and Sublessor's and Sublessee's
          --------------------
obligations hereunder are conditioned upon the written consent of Master Lessor and Lessor. If Sublessor fails to obtain Master Lessor's or Lessor's consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof, and Sublessor shall return to Sublessee its payment of the first month's Rent paid by Sublessee pursuant to Section 4 hereof and the Security Deposit (including the Lock-Up Deposit). This Sublease and Sublessor's obligations hereunder are further conditioned upon Sublessee having obtained the consent of Master Lessor, Lessor and Sublessor to the Sublessee Improvements, as described on Schedule 1 attached hereto and incorporated by reference herein.

     22.  Authority to Execute:  Sublessee and Sublessor each represent and
          --------------------
warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

     23.  Extension Option.
          ----------------

          A. Subject and subordinate to Sublessor's business needs and at Sublessor's sole and absolute discretion, Sublessor, not later than September 30, 2001, shall notify Sublessee whether Sublessor will permit Sublessee to extend the Term of this Sublease for an additional term of two (2) years ("Extension Term"). Sublessor's failure to deliver such a notice shall be deemed Sublessor's refusal to permit Sublessee to extend the Term of this Sublease. If Sublessor notifies Sublessee that it is willing to permit Sublessee to extend the Term of this Sublease as described above, provided a monetary default (after expiration of applicable notice and cure periods) has not occurred hereunder, Sublessee may exercise the option to extend (the "Option") not later than two hundred seventy (270) days prior to the Expiration Date. Base Rent for the Extension Term shall be the then-fair market rent for the Subleased Premises ("FMR") as of the commencement of the Extension Term, including rental increases, if applicable, as agreed upon by Sublessor and Sublessee, or, if the parties cannot agree within sixty (60) days prior to the commencement of the

Extension Term, as established pursuant to arbitration as described below. In no event shall Base Rent for the Extension Term be less than Two Dollars and 55/100 ($2.55) per rentable square foot of the Subleased Premises. All other terms and conditions of this Sublease shall apply during the Extension Term, except that Sublessee shall have no further option to extend the Term.

          B. If it becomes necessary to determine the FMR by appraisal, real estate appraiser(s), all of whom shall be Members of the Appraisal Institute and who have at least five (5) years experience appraising comparable space located in the vicinity of the Subleased Premises shall be appointed and shall act in accordance with the following procedures:

               (i) If the parties are unable to agree on the FMR within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of such appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

               (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the FMR within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised FMR. If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the FMR as of the commencement date of the Extension Term as described above by the agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the FMR at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Sublessor and Sublessee of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the FMR, all appraisers shall submit to Sublessor and Sublessee an independent appraisal of the FMR in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the FMR by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

               (iii) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

          C. The parties hereby acknowledge that the Extension Term, as described herein, extends beyond the term of the Lease. In the event that Sublessor does not enter into the Direct Lease or that the Direct Lease does not commence for any reason whatsoever, the Extension Term shall be automatically shortened to terminate upon the termination of the Lease. In the event that Sublessee properly exercises the Option and the Direct Lease commences, the Sublease shall continue as a sublease under the Direct Lease as described in
Section 3.C hereof and Sublessee shall have the termination right described in
Section 3.C hereof.

          D. The Option is personal to Synplicity, Inc. or any Corporate Affiliate and may not be exercised following an assignment of this Sublease or a sublease of all or any portion of the Subleased Premises.

     24.  Sublessor's Indemnification.  If this Sublease is terminated solely as
          ---------------------------
a result of a default by Sublessor under this Sublease, the Lease or the Master Lease (which default is not due in any manner to Sublessee or other subtenants), Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with Sublessor's default and resultant termination of this Sublease.

     25.  No Voluntary Termination.  Sublessor shall not voluntarily terminate
          ------------------------
the Lease as to the Subleased Premises during the Term without Sublessee's prior written consent, which consent may not be unreasonably withheld or delayed, unless and until Lessor has agreed in writing to continue this Sublease in full force and effect as a direct lease between Lessor and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Lessor so consents, Sublessee shall attorn to Lessor in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Lessor; provided, however, that the attornment agreement does not materially adversely affect the use by Sublessee of the Subleased Premises in accordance with the terms of this Sublease, materially increase Sublessee's obligations under this Sublease or materially decrease Sublessee's rights under this Sublease.

     26.  No Amendment.  Sublessor and Lessor shall not amend or modify the
          ------------
Lease in any way so as to materially or adversely affect Sublessee or its interests hereunder, materially increase Sublessee's obligations hereunder or materially restrict Sublessee's rights hereunder, without the prior written consent of Sublessee, which may be withheld in Sublessee's sole but reasonable discretion.

     27.  Attorneys' Fees.  If either Sublessor or Sublessee shall bring any
          ---------------
action or legal proceeding to enforce, protect or establish any term or covenant of this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys' fees, court costs and experts' fees as may be fixed by the court. "Prevailing party" as used in this Sublease includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

     28.  Surrender.  Notwithstanding anything to the contrary contained in this
          ---------
Sublease, the Lease or the Master Lease, upon the expiration or earlier termination of this Sublease, Sublessee shall not be obligated to remove any alterations, additions or improvements made to the Premises by Sublessor, Lessor or any predecessor in interest to either of them prior to the date that Sublessee occupies the Subleased Premises for the purpose of constructing the Sublessee Improvements.

     29.  Counterparts.  This Sublease may be executed in counterparts, each of
          ------------
which, when taken together as a whole, shall be deemed to constitute an original. A signed counterpart delivered by facsimile shall be deemed an original hereunder.

     30.  Sublessor's Representations and Warranties.  Sublessor represents and
          ------------------------------------------
warrants with respect to the Subleased Premises that (a) the Lease and, to Sublessor's actual knowledge, without inquiry, the Master Lease, are in full force and effect, and there exists under Lease or, to Sublessor's actual knowledge, without inquiry, the Master Lease no event of default by either Master Lessor, Lessor or Sublessor; and (b) the copies of the Lease and, to Sublessor's actual knowledge, without inquiry, the Master Lease attached hereto are true and complete copies of the Lease and Master Lease, and the Lease and, to Sublessor's actual knowledge, without inquiry, the Master Lease, have not been amended except as set forth therein.

     31.  Hazardous Substances.  Sublessor hereby releases Sublessee with
          --------------------
respect to any losses, costs, claims, liabilities or damages due to the presence of Hazardous Substances on or about the Premises except to the extent due to the use, storage, release, discharge, emission or disposal of any Hazardous Substance on or about the Premises by Sublessee.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.


SUBLESSOR:                              SUBLESSEE:

PROXIM, INC.,                           SYNPLICITY, INC.,
a Delaware corporation                  a California corporation

By:_______________________              By:__________________________
Name:_____________________              Name:________________________
Its:______________________              Its:_________________________

Address  510 DeGuigne                   Address:_____________________
         Sunnyvale, CA 94086            _____________________________
         Attn.: Chief Financial Officer _____________________________

                              CONSENT TO SUBLEASE
                              -------------------

                                (MASTER LESSOR)

                              CONSENT TO SUBLEASE
                              -------------------

                                   (LESSOR)

                                   EXHIBIT A
                                   ---------

                                 MASTER LEASE

                                   EXHIBIT B
                                   ---------

                                     LEASE

                                  SCHEDULE 1

                            SUBLESSEE IMPROVEMENTS

                                      -16-